EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 19, 2007, is by and among Greif, Inc., a Delaware corporation (“Company”), Greif Spain Holdings, S.L., sociedad unipersonal, a private limited liability company organized under the laws of Spain (“European Holdco”), the financial institutions signatory hereto in their capacity as Lenders (as defined below) under the Credit Agreement (as defined below) and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (“Administrative Agent”).

WITNESSETH:

WHEREAS, Company, European Holdco, certain subsidiaries of Company (together with Company and European Holdco, “Borrowers”), certain financial institutions (the “Lenders”) and Administrative Agent are parties to that certain Credit Agreement dated as of March 2, 2005 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided to Borrowers credit facilities and other financial accommodations; and

WHEREAS, Company intends to refinance the Senior Subordinated Notes with the proceeds of a new issuance of Senior Notes; and

WHEREAS, the Company desires to have certainty with respect to its ability to consummate the proposed bond offering; and

WHEREAS, Borrowers have requested that Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein and the Lenders and Administrative Agent are agreeable to the same, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

13. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

14. Amendment to Credit Agreement. The definition of “Permitted Refinancing Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Refinancing Indebtedness” means a replacement, renewal, refinancing or extension of any Indebtedness by the Person that originally incurred such Indebtedness (or any successive replacement, renewal, refinancing or extension), provided that

(i) the principal amount of such Indebtedness (as determined as of the date of the incurrence of the Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date plus the amount of accrued and unpaid fees and expenses incurred in connection with such replacement, renewal, refinancing or extension;

(ii) the Weighted Average Life to Maturity of such Indebtedness is not less than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and

(iii) such Indebtedness is not secured by any assets other than those securing such Indebtedness being so refinanced and is not guaranteed by any Credit Party or any Subsidiary of any Credit Party except to the extent such Person guaranteed such Indebtedness being so refinanced; and

(iv) the covenants, defaults and similar provisions applicable to such Indebtedness, taken as a whole, are no more restrictive in any material respect than the provisions contained in the original documentation for such Indebtedness or in this Agreement and do not conflict in any material respect with the provisions of this Agreement and is otherwise on market terms and conditions.

15. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, each of Company and European Holdco hereby represents and warrants to Administrative Agent and the Lenders, in each case after giving effect to this Amendment, as follows:

(a) Each of Company and European Holdco has the corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment.

(b) Each of Company and European Holdco has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except to the extent expressly made as of a specified date, in which event such representation and warranty is true and correct in all material respects as of such specified date).

(d) Each of Company’s and European Holdco’s execution, delivery and performance of this Amendment and the agreements, documents and instruments executed and delivered pursuant to this Amendment do not and will not (i) contravene any provision of any Requirement of Law applicable to any Credit Party, (ii) conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound except for such contraventions, conflicts, breaches or defaults that would not be reasonably likely to have a Material Adverse Effect, (iii) violate any provision of any Organizational Document of any Credit Party or (iv) require any approval of stockholders or any material approval or consent of any Person (other than a Governmental Authority) except filings, consents, or notices which have been made, obtained or given.

(e) No material order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution and delivery of this Amendment or the performance of the obligations hereunder or (ii) the legality, validity, binding effect or enforceability of this Amendment or any agreements, documents and instruments executed and delivered pursuant to this Amendment.

(f) No Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist immediately after giving effect to this Amendment.

16. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the Business Day (the “Third Amendment Effective Date”) each of the following conditions precedent is satisfied:

(a) Execution and Delivery of Amendment. Administrative Agent (or its counsel) shall have received from (A) Lenders constituting the Required Lenders and (B) Company and European Holdco either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) Reaffirmation Agreement. Administrative Agent shall have received a duly executed copy of the Reaffirmation Agreement executed by each Credit Party other than Company and European Holdco in form and substance acceptable to Administrative Agent.

(c) Adverse Change. On the Third Amendment Effective Date, both before and after giving effect to the Amendment, there shall be no facts, events or circumstances then existing and nothing shall have occurred which shall have come to the attention of any of the Lenders which constitutes a Material Adverse Effect;

(d) Litigation. No action, suit or proceeding (including, without limitation, any inquiry or investigation) by any entity (private or governmental) shall be pending or, to the best knowledge of Borrowers, threatened against Company or any of its Subsidiaries or with respect to the Credit Agreement, or any documentation executed in connection therewith or the transactions contemplated thereby (including, without limitation, this Amendment), or which Administrative Agent shall determine would reasonably be expected to have a Material Adverse Effect, and no injunction or other restraining order shall remain effective or a hearing therefor remain pending or noticed with respect to the Credit Agreement, or any documentation executed in connection therewith or the transactions contemplated thereby (including, without limitation, this Amendment), the effect of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(e) Fees. Company shall have paid Administrative Agent and the Lenders all reasonable costs, fees and expenses (including, without limitation, legal fees and expenses of Winston & Strawn LLP and the reasonable costs, fees and expenses referred to in Section 5(a)) payable to Administrative Agent or any other collateral agent or trustee acting for the benefit of the Lenders, as the case may be, and the Lenders to the extent then due;

(f) Representations and Warranties. The representations and warranties contained in this Amendment, the Credit Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of the Third Amendment Effective Date as though made on and as of the Third Amendment Effective Date (except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date).

(g) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

17. Miscellaneous. The parties hereto hereby further agree as follows:

(a) Costs, Expenses and Taxes. Company hereby agrees to pay all reasonable fees, costs and expenses of Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn LLP, counsel to Administrative Agent.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

(c) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

(d) Integration. This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(e) Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(f) Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, Borrowers, Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

(g) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Lenders or Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. No delay on the part of any Lender or Administrative Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. On and after the Third Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. Company and European Holdco acknowledge and agree that this Amendment constitutes a “Loan Document” for purposes of the Credit Agreement, including, without limitation, Section 10.1 of the Credit Agreement. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 12.1 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GREIF, INC.

By:	/s/ John K. Dieker
Name:	John K. Dieker
Title:	Vice President and Treasurer

GREIF SPAIN HOLDINGS, S.L.

By:	/s/ John K. Dieker
Name:	John K. Dieker
Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH, in its individual capacity and as Administrative Agent

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

Bank of America, N.A.

By:	/s/ Irene Bertozzi Bartenstein
Name:	Irene Bertozzi Bartenstein
Title:	Principal

Citizens Bank of Pennsylvania

By:	/s/ Dwayne R. Finney
Name:	Dwayne R. Finney
Title:	Senior Vice President

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

By:	/s/ Michael R. Zaksheske
Name:	Michael R. Zaksheske
Title:	Vice President

Fortis Capital Corp.

By:	/s/ Douglas Riahi
Name:	Douglas Riahi
Title:	Managing Director

By:	/s/ Kerri Fox
Name:	Kerri Fox
Title:	Managing Director

HSBC Bank USA, National Association

By:	/s/ Robert J. McArdle
Name:	Robert J. McArdle
Title:	Vice President

Huntington National Bank

By:	/s/ John M. Luehmann
Name:	John M. Luehmann
Title:	Vice President

ING

By:	/s/ Robin Van Puyenbroeck
Name:	Robin Van Puyenbroeck
Title:	Vice President

JPMorgan Chase Bank, N.A.

By:	/s/ Lisa Whatley
Name:	Lisa Whatley
Title:	Senior Vice President

KeyBank National Association

By:	/s/ Thomas J. Purcell
Name:	Thomas J. Purcell
Title:	Senior Vice President

NATIONAL CITY BANK

By:	/s/ Matthew J. Gausman
Name:	Matthew J. Gausman
Title:	Assistant Vice President

The Northern Trust Company

By:	/s/ Jeffrey P. Sullivan
Name:	Jeffrey P. Sullivan
Title:	Vice President

U.S. Bank National Association

By:	/s/ R. H. Friend
Name:	R. H. Friend
Title:	Vice President